Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of ProAssurance Corporation of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedules of ProAssurance Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of ProAssurance Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2014:

Form S-3 No. 333-188786 Automatic Shelf Registration Statement pertaining to an undesignated amount of debt securities, preferred stock and common stock;

Form S-8 No. 333-188751 pertaining to the ProAssurance Corporation Amended and Restated 2014 Equity Incentive Plan;

Form S-8 No. 333-156645 pertaining to the ProAssurance Corporation 2008 Incentive Plan;

Form S-8 No. 333-111136 pertaining to the Amended and Restated ProAssurance Corporation Stock Ownership Plan;

Form S-8 No. 333-119917 pertaining to the ProAssurance Corporation 2004 Equity Incentive Plan;

/s/ Ernst & Young, LLP

Birmingham, Alabama
February 24, 2015